Exhibit 24.1
POWER OF ATTORNEY
       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary Beth Gustafsson and Mark C. Cresitello and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement on Form S-4, under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements) relating to the exchange offer of the 5 1/2% Senior Notes, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Date: 7/13/2005

/s/ Kirk S. Hachigian

Kirk S. Hachigian
Director